UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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(Amendment No.  )

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☐           Soliciting Material Under Rule 14a-12

VAALCO ENERGY, INC.
(Name of Registrant as Specified in Its Charter)

NANES DELORME PARTNERS I LP NANES BALKANY PARTNERS LLC NANES BALKANY MANAGEMENT LLC JULIEN BALKANY DARYL NANES LEONARD TOBOROFF CLARENCE COTTMAN III
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On May 7, 2008, Nanes Delorme Partners I LP (“Nanes Delorme Partners”), together with the other participants named herein, filed with the Securities and Exchange Commission (“SEC”) a definitive proxy statement and an accompanying GOLD proxy card to be used to solicit votes for the election of its nominees at the 2008 annual meeting of stockholders of VAALCO Energy Inc., a Delaware corporation.

Item 1: On May 19, 2008, Nanes Delorme Partners delivered the following presentation to Risk Metrics Group, Inc.  The presentation was also posted at http://www.ImproveVAALCO.com.

# Investor Presentation

May 2008

NANES DELORME
PARTNERS I, LP

VAALCO ENERGY, INC.

# Table of Contents

# Overview of Nanes Delorme Partners I LP

Nanes Delorme Partners I LP is a U.S.-based hedge fund with a very concentrated portfolio invested in undervalued small and mid cap oil and gas companies. Nanes Delorme Partners I LP pursues active investments in publicly traded companies that it believes are trading at a significant discount to their intrinsic values or where one or more potential catalysts exist that could materially unlock the inherent value of those companies.

The General Partner of Nanes Delorme Partners I LP is Nanes Balkany Partners LLC, which is a Delaware limited liability company formed to be the general partner.

# VAALCO's Desperate Lawsuit

- After reviewing the complaint, Nanes Delorme Partners has concluded that the lawsuit is without merit and a baseless attempt by the Company to abuse the court process to usurp corporate democracy and disenfranchise stockholders

- Industry commentator has referred to this complaint as an "imbecilic junk lawsuit"

- All of Nanes Delorme Partners' public filings have been true and correct and in compliance with all applicable securities laws

- Pilatus Energy SA is one of several limited partners that participate in the returns generated by Nanes Delorme Partners' variety of investments in public securities. Pilatus Energy has no interest in controlling or acquiring VAALCO or any of its assets

- Pilatus Energy SA is not a "secret partner" as VAALCO falsely claims

- Pilatus is controlled by a multinational billionaire from Abu Dhabi, Al Yousef Abbas Ibrahim Yousef, who is clearly not under the control or influence of any 3rd party

- Mr. Le Floch-Prigent is not a shareholder, director, appointed officer, nor employee of Pilatus

# Background to This Solicitation

- Nanes Delorme Partners, with associated entities, currently beneficially owns approximately 8%, making it the largest stockholder of VAALCO
- We are invested in VAALCO because we believe the Company has premier oil and gas properties in West Africa but is undervalued and severely mismanaged
- VAALCO's incumbent directors -- most of whom own little to no stock in the Company -- have displayed a clear lack of sincere interest in improving the Company's strategic direction, operating performance and corporate governance, as well as having shown an overall lack of commitment to enhancing stockholder value

**We believe that immediate changes at the Board level are necessary to unlock value**

Vote Gold

**Need For New, Independent Voices On VAALCO's Board**
**Elect Nanes Delorme's Minority Slate**

# This Election Contest Is About Value and Accountability

- **Stockholders have real cause to replace the three incumbent Class I Directors at the Annual Meeting on June 4th, 2008**
  - There are undeniable facts supporting the replacement of the incumbent directors:
    - VAALCO's disappointing stock performance (down 22% in 2 years prior to our public involvement)
    - Management and the Board's dismissal of stockholder concerns
    - Lack of accountability and sub-standard corporate governance practices
    - Lack of consistent strategic vision and failure to consider strategic alternatives
    - Disastrous oil exploration diversification in the UK North Sea
    - Poor operational and financial performance (60% decline in 1st quarter net income from 1st quarter last year)
    - Lack of technical expertise
- **Nanes Delorme Partners is proposing 3 independent, highly qualified and experienced directors**
  - Sends a clear message to the Company that the status quo is unacceptable
    - Julien Balkany has extensive investment experience in the oil & gas industry
    - Leonard Toboroff is a director and vice-chairman of a New York Stock Exchange listed company that provides products and services to the oil & gas industry
    - Clarence Cottman III has over 25 years of experience in the oil & gas industry
  - Will work closely with the remaining members of the Board for the benefit of <u>all</u> stockholders
- **The Nominees will take appropriate action to maximize stockholder value**
  - Seeking a **<u>minority</u>** representation on the Board, with no ability to control the Company
  - Improve the Company's operational and financial performance
  - Explore strategic alternatives to maximize stockholder value
  - Implement corporate governance reforms

NPD

Vote Gold

# Timeline of Events

- **Letter to the Board dated March 11, 2008:**
  - Our letter made suggestions to improve VAALCO's weak corporate governance practices, recent poor performance and misguided strategic direction
  - We asked the Company to retain a top tier investment bank to evaluate strategic alternatives
- **Second Letter dated April 11, 2008:**
  - Nominated Nanes Delorme Partners' highly qualified nominees for election to the Board
- **Company's Response:**
  - On April 15, 2008: Nanes Delorme held a meeting with management to discuss concerns and a possible resolution
  - On April 21, 2008: Nanes Delorme received an unsolicited settlement agreement offering to add Julien Balkany to the Board but not addressing any of our stockholder friendly proposals
  - On April 22, 2008: Nanes Delorme notified the Company of its intention not to proceed with the settlement unless they would be committed to implementing proposed changes and actions
  - On April 24, 2008: VAALCO filed its definitive proxy statement with the SEC in violation of securities laws
  - On May 13, 2008: VAALCO filed a frivolous and baseless lawsuit aimed at disenfranchising stockholders

# VAALCO's Dismal Share Performance

**In the two year period prior to our public involvement, VAALCO's stock was down 22% while the S&P 500 Oil and Gas Exploration and Production Index was up 74%**



2- Years Relative Share Price Performance*
Relative Performance (%)
190
170
150
130
110
90
70
50
Mar-06
May-06
Jul-06
Sep-06
Nov-06
Jan-07
Mar-07
May-07
Jul-07
Sep-07
Nov-07
Jan-08
Mar-08
S&P Oil & Gas E&P +74%
S&P 500 +3%
VAALCO -22%
S&P 500 Oil and Gas Exploration and Production Sub-Industry Index
S&P 500 Index
VAALCO

* *All data through market close on March 11, 2008. Source: Capital IQ*

**VAALCO has dramatically underperformed compared to its peers over the same period of time**

NID

Vote Gold

# VAALCO Trades at a Substantial Discount to its U.S. Peers

| Summary Small E&P comparable trading multiples (as of April 21, 2008) | | | |
|---|---|---|---|
| Small Cap Companies (<$2bn) | Ticker | EV/EBITDA | |
| Selected E&P Peer Group (JP Morgan E&P Coverage Universe) | | 2008E | 2009E |
| Approach Resources | AREX | 7.3x | 7.0x |
| Brigham Exploration | BEXP | 7.2x | 6.5x |
| Carrizo Oil & Gas | CRZO | 13.8x | 10.1x |
| Concho Resources | CXO | 8.4x | 7.2x |
| Delta Petroleum | DPTR | 25.0x | 15.7x |
| Edge Petroleum | EPEX | 5.1x | 6.2x |
| Encore Acquisition Co | EAC | 6.9x | 7.2x |
| Endeavour International | END | 4.0x | 4.7x |
| Exco Resources | XCO | 7.1x | 7.0x |
| Gasco Energy | GSX | 16.3x | 9.8x |
| Goodrich Petroleum | GDP | 11.8x | 7.0x |
| Mariner Energy | ME | 3.4x | 3.2x |
| McMoRan Exploration | MMR | 4.3x | 4.0x |
| Penn Virginia | PVA | 6.2x | 4.8x |
| PetroQuest Energy | PQ | 5.2x | 4.5x |
| Stone Energy | SGY | 3.1x | 3.0x |
| Swift Energy | SFY | 4.4x | 3.9x |
| Venoco | VQ | 5.4x | 5.1x |
| Whiting Petroleum | WLL | 7.4x | 6.9x |
| | | | |
| Select E&P Peer Group Average | | 8.0x | 6.5x |
| VAALCO | | 3.1x | 2.8x |

- VAALCO's U.S. E&P peers are not primarily focused on West Africa
- No other small E&P company listed in the U.S. primarily derives its production and reserves from Africa, according to publicly available information
- Strategic review would immediately assess benefits of listing on a foreign exchange where VAALCO would get credit for probable reserves

**VAALCO consistently trades at the lowest EV/EBITDA compared to its peers**

Source: Bloomberg, companies reports, Bear Stearns & Co. Inc. and JPMorgan estimates

Vote Gold

# VAALCO Trades at a Substantial Discount to Its European Peers

- VAALCO's European peers have substantial assets and focus in Africa

**European E&P comparable trading multiples**

| Company<br>Selected E&P Peer Group | Ticker | EV/ EBITDA<br>2008E |
|---|---|---|
| Addax Petroleum | AXC.LN | 2.5x |
| Afren Plc | AFR.LN | 7.2x |
| Lundin Petroleum | LUPE.SS | 8.7x |
| Maurel & Prom | MAU.FP | 6.3x |
| Melrose Resources | MRS.LN | 7.9x |
| Soco International | SIA.LN | 14.1x |
| Sterling Energy | SEY.LN | 10.5x |
| Tullow Oil Plc | TLW.LN | 11.6x |
| **Select E&P Peer Group Average** | | **8.6x** |
| **VAALCO** | | **3.1x** |

*Source: Bloomberg, companies reports and BNP Paribas estimates – As of May, 12, 2008*

NIID

Vote Gold

# Third Party Quotes

"*Our valuation represents a premium of approximately 27% to the company current share price of approximately US$5 per share. We believe the difference between our SEAM valuation and public market valuation is that the public has not placed much value to VAALCO's exploration assets in Gabon and Angola. Any potential takeover premium therefore is hinged on the buyer's perception of the value of such exploration assets*". – John S. Herold Inc. (3/20/08)

"*We have been saying since last fall that EGY is extremely undervalued, so we are not surprised that Nanes has acted so quickly.*" - Pritchard Capital Partners (4/18/08)

"*VAALCO Energy is trying an unusual tactic to stave off a proxy fight: suing its shareholders…*"
– Gary Weiss, *Seeking Alpha* (5/16/08)

"*That's an interesting company (VAALCO). This is a seven-dollar stock that is going to $10.*" – Jim Cramer (5/15/08) "*Too dangerous, my friend. I tried to get behind this company once before. It has got these incredible properties all over the coast of Africa, but I have to be honest, I have not seen this company deliver. ...We don't need these lesser players.*" – Jim Cramer (5/21/07)

# Poor Financial Performance Reinforces the Fact that Change is Necessary


EPS
VAALCO EPS
$0.25
$0.20
$0.15
$0.10
$0.05
$0.00
3Q 06
4Q 06
1Q 07
2Q 07
3Q 07
4Q 07
1Q 08

| | | 3Q 06 | 4Q 06 | 1Q 07 | 2Q 07 | 3Q 07 | 4Q 07 | 1Q 08 |
|---|---|---|---|---|---|---|---|---|
| Avg Price Oil Production Sold | ↑ | $65.5 | $58.2 | $57.0 | $68.8 | $73.8 | $84.8 | $94.4 |
| Revenue (millions) | ↑ | $25.6 | $15.9 | $29.1 | $24.1 | $34.8 | $37.0 | $42.2 |
| EPS | ↓ | $0.22 | $0.09 | $0.08 | $0.06 | $0.15 | $0.03 | $0.03 |

**A frustrating decline in earnings during a period when oil prices have reached record levels**

- In the 1Q08 the Company missed its EPS by 17 cents
- In the 1Q08 earnings call, the Chairman and CEO of VAALCO noted: "our earnings per share fell a little short of what we had hoped for" and blamed the results on "high tax" revenues
- Net income decreased from $4.6 million, or 8 cents per share, on revenue of $29.1 million in 1Q07 to $1.8 million, or 3 cents per share, on revenue of $42.2 million in 1Q08, a decrease of approximately 60%

NHD

Vote Gold

# Disastrous Oil Exploration Diversification in the North Sea

- **August 8, 2007, VAALCO announced a farm-in agreement for a 25% minority interest on the 9/28b-19A exploration well.**
  - The same day VAALCO's stock closed down 4%
- **February 6, 2008, VAALCO has signed another farm-in agreement for a 25% minority interest in another well in the UK North Sea.**
  - The same day VAALCO's stock closed down 3.5%
- **Company has been unwisely spending cash on exploration failures**
  - "We have 25% of it, it could almost double VAALCO reserves" (1)
  - January 22, 2008, VAALCO announced it has drilled a dry hole at a cost of over $14 million. A history of under-delivering
  - As an example Endeavour (Amex: END) the only US publicly listed E&P company focused on the North Sea has fallen by 41% in 2007. There is lack of enthusiasm for drilling in this area

**Lack of focus on core African assets**
**Lack of technical and operational expertise**

(1) Noted by the Chairman and CEO of VAALCO in the 3Q07 earnings call

NID

Vote Gold

# A Constant Story of Over-Selling its Exploration Potential

- All the original exploration work on the Etame field was done by Western Atlas E&P (Baker Hughes). In 1997 Western Atlas acquired a 65% interest in Etame Marin in return for shooting the a 3D seismic survey and working up the location of the exploration well. Western Atlas sold its stake in 2000

- Vaalco has an unsustainable plan to drill up to 7 wells in the next 12 to 18 months, which have always been delayed. This program includes the drilling of 4 wildcat wells in Gabon.

- The success rate of exploration in Gabon has relatively low

- No success at all in 1999, 2000 and 2005 despite 13 wells drilled

**Gabon Exploration Drilling 1997-2006**



Number of Exploration Wells
Success (%)
0
2
4
6
8
10
12
14
0
10
20
30
40
50
60
70
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
Exploration wells
Success rate

According to Wood Mackenzie

NID

Vote Gold

# Strong Stock Performance Since Our Public Involvement

Since March 12, 2008, the date of our initial 13D filing, VAALCO's stock is up approximately 54%. We believe that increase is clearly based not on corporate development, but rather on the strong hope by stockholders of immediate and substantial changes in the Company.

Relative Share Price Performance Since our 13D Filing on March 12, 2008*



May 8th: Offers stockholders a collection of scattered, unsubstantiated points and unwarranted attacks on Nanes Delorme
March 13th: Releases 2007 year-end earnings; down more than 50% compared to 2006 net earnings
May 9th: Announces that the Company missed 1Q08 earnings by 17 cents, a 60% decrease compared to 2007 net earnings
VAALCO +54%
S&P Oil & Gas E&P +18%
S&P 500 +6%
160
150
140
130
120
110
100
90
80

**VAALCO remains significantly undervalued**

** All data through market close on May 16, 2008. Source: Capital IQ*

Vote Gold

# Estimated NAV For VAALCO

- There is still an important disconnect between VAALCO's depressed stock price and our estimated net asset value. **Based on $100 per barrel oil, we believe VAALCO's NAV would be $8.63 per share**
- The current Board has proven that they are uninterested in taking steps to increase stockholder value beyond the misguided strategy management currently has in place

*Our Estimated NAV is based on the following calculation*

| | Est. Value ($MM) | Est. Value / Share |
|---|---|---|
| Estimated NPV for the Etame Permit (Producing Assets Gabon) [1] | 325 | $5.50 |
| African Exploration Assets [2] | 110 | $1.86 |
| North Sea Interest [3] | (15) | ($0.25) |
| Other Assets (Including Texas and Gulf of Mexico Properties) | 5 | $0.08 |
| Net Debt | (5) | ($0.08) |
| Cash in Bank [4] | 90 | $1.52 |
| Implied Minimum Total NAV for VAALCO Energy, Inc. | 510 | $8.63 |

*[1] Discounted net present value at 10% (post-tax) of proved and probable (2P) reserves for VAALCO in the Etame Permit, as of December 31, 2007 and using 3 Year Brent Forward Curve as of May 12, 2008 and then a long term oil price of $100 per barrel. 2P reserves are based on the information published on slide 25 of the Company Corporate Presentation at Pritchard Energy Conference in January 20 and posted on the Company's website.*

*[2] Exploration risked value for the Company's 100% interest in the Mutumba field (Gabon) and for its 40% working interest in the offshore Block 5 (Angola)*

*[3] Future liability due to the payment of a significant portion of the well cost on Block 48/25c*

*[4] According to the Company Form 10-Q for the quarterly period ended March 31st, 2008*

*The estimates and information shown above represent the opinions of Nanes Delorme Partners I LP and should not be regarded by any recipient as providing the basis for any investment decision nor should it be interpreted as a fairness opinion.*

Vote Gold

# Current Board is Not Aligned with Stockholders

| Name | Age | Position | Since | Amount of Shares Owned | % of Outsanding Shares |
|---|---|---|---|---|---|
| Robert L. Gerry III | 70 | Chairman and CEO | 1997 | 2,225,998 | 3.70% |
| O. Donaldson Chapoton | 71 | Director | 2006 | 0 | 0.00% |
| Robert H. Allen | 80 | Director | 2003 | 0 | 0.00% |
| Luigi Calfish | 73 | Director | 2005 | 0 | 0.00% |
| Arne R. Nielsen | 82 | Director | 1989 | 1,000 | 0.00% |
| W. Russell Scheirman | 52 | President, CFO and COO | 1991 | 694 | 0.00% |
| William S. Farish | 69 | Director | 2004 | 325,000 | 0.57% |

*Shaded area represents 2008 VAALCO nominees*

- **3 Directors own no shares**
- **5 Directors own ≤ 1,000 shares (including Scheirman and Nielsen)**
- Farish has no expertise or experience in the oil and gas industry

***The lack of Board ownership in the Company demonstrates a lack of confidence in the business!***

NID

Vote Gold

# Sub-Standard Corporate Governance Practices

- **VAALCO has a history of poor corporate governance**
  - Staggered Board
  - Poison Pill adopted in September 2007, triggered at 15%
  - Combined position of Chairman and CEO
  - No formal COO position
  - Supermajority voting rules
  - Directors and Officers are not subject to stock ownership guidelines
- **These defensive measures only serve to entrench and protect the incumbent Board and Management**
- **Urgent need to improve Board accountability**

Vote Gold

# Stockholders Deserve Better Representation

- The Company has a flawed strategic vision
  - Maintaining non-core assets in the U.S.
  - Expanding in the North Sea
- Lack of in-house technical team – Company doesn't have a COO
- Company has never used the abundant net cash on its balance sheet: $90 million
- Poor optimization of its capital structure: $5 million in Debt
- Never completed a meaningful acquisition that generated immediate cash flow

**It is time to fully explore strategic alternatives**

# VAALCO'S Desperate Lawsuit

- **After reviewing the complaint, Nanes Delorme Partners has concluded that the lawsuit is without merit and a baseless attempt by the Company to abuse the court process to usurp corporate democracy and disenfranchise stockholders**
  - We believe that the Board and the Company are improperly wasting corporate assets at the expense of stockholders to entrench the Board
  - There is no "hidden agenda" regarding our investment in VAALCO
  - Nanes Delorme's Schedule 13D filings are true and correct and in compliance with all applicable securities laws
  - Nanes Delorme filed definitive proxy materials following a customary review by the Securities and Exchange Commission and in compliance with all applicable securities laws and SEC comments

- **Don't be misled by the Company's desperate efforts to distract shareholders from the real issues**

Vote Gold

# Misleading Claims Regarding Julien Balkany

- Neither Julien Balkany nor Nanes Delorme has been retained by or is working for any competitor of VAALCO.

- Mr. Balkany has executed several hundred million dollars worth of oil & gas transactions on both the buy-side and sell-side. His extensive experience and knowledge of West Africa will be an asset to assist in the process of reviewing strategic alternatives.

- Why would VAALCO offer Mr. Balkany a Board seat if he had a serious conflict of interest. This clearly demonstrates another attempt by management to deceive stockholders.

- What VAALCO knows to be true:
  - By VAALCO's own admission, the Company strives for organic growth – "through the drill bit." Nanes Delorme's and Mr. Balkany's experience and clientele does not and will not conflict or impede with VAALCO's future growth or performance
  - If elected, Mr. Balkany will have the same fiduciary duty and confidentiality obligations as all other members of the Board, including the three current members who possess oil and gas contacts. Mr. Balkany takes these obligations very seriously and will fully comply with them.
  - Mr. Balkany's "so-called conflicts" were not an issue for the Company when it offered to appoint Mr. Balkany to the Board if he would drop this solicitation, demonstrating that this is another artificial concern manufactured by the Company in an attempt to trick stockholders.

- VAALCO's claims regarding Mr. Balkany's experience are just another example of the Company desperately trying to confuse the issue. The Company questions how much experience Mr. Balkany has, while at the same time suggesting his specific extensive experience in the industry leaves him too conflicted to be elected to the Board. VAALCO is playing games in an attempt to distract stockholders from the real issues facing the Company

Vote Gold

# VAALCO's Conflicts of Interest

**Brown Brothers Harriman & Co., previously the majority shareholder of VAALCO owning 65% of outstanding shares, sold their entire stake in March 2005 to various financial institutions***

- While three former BBH employees resigned as directors of VAALCO's Board, Robert L. Gerry III remained Chairman and CEO of VAALCO and has *strong* family ties to Brown Brothers Harriman*

**Brown Brothers Harriman & Co. is currently VAALCO's primary investment bank and strategic advisor**

- VAALCO is not receiving independent advice as BBH has conflicted relationships with the Company's Board
- BBH has little expertise in advising E&P companies

**This underscores the need to hire a truly independent and expert financial advisory firm to review all strategic options for stockholders**

* According to Editor-in-Chief of Africa Energy Intelligence, Phillip Vasset– March 19, 2008; April 27, 2005; March 30, 2006

# Nanes Delorme Partners is Proposing Three Independent, Highly Qualified Directors

# Elect Three Highly Qualified Nominees

- Seeking a minority representation on the Board
- Our independent, experience directors are completely aligned with stockholders and understand the importance of accountability
- Our Nominees are highly successful businessmen with deep oil and gas expertise
- Our Nominees' only goal is to add value as members of the Board and to work with the remaining directors. There is no hidden agenda
- Our Nominees are committed to vigorously exercising their fiduciary responsibilities for the benefit of all stockholders

**Nanes Delorme Partners has a substantial financial incentive to maximize stockholder value**

Vote Gold

# Director Nominees

**Julien Balkany**

Mr. Balkany has been serving as a managing member of Nanes Balkany Partners, the general partner of Nanes Delorme Partners, a U.S.-based hedge fund, since January 2008. Nanes Delorme Partners pursues active investments in publicly traded oil and gas exploration and production companies.

Concomitantly, Mr. Balkany has been a Managing Director at Nanes Delorme Capital Management LLC, a New York based financial advisory and broker-dealer firm, managing its oil and gas investment banking business, since 2005.

Mr. Balkany has executed several hundred million dollars worth of oil & gas transactions on both the buy-side and sell-side. Mr. Balkany's most notable M&A assignments in Africa have included advising Maurel & Prom, Heritage Oil Corp, Afren Plc, Perenco, Vitol, Candax Energy, Carthago Oil, Range Energy and Surestream Petroleum.

Before joining Nanes Delorme Partners and Nanes Delorme Capital Management LLC, Mr. Balkany worked at Pierson Capital, a U.S. private investment firm focused primarily on emerging markets, from 2003 to 2005. Prior to that Mr. Balkany gained significant expertise in the Latin America Debt Capital Markets Group of Bear Stearns.

Mr. Balkany studied Political Science at the Institute of Political Studies (France) and Finance at UC Berkeley. Mr. Balkany is a French citizen and is fluent in English, French, and Spanish.

Vote Gold

# Director Nominees

**Clarence Cottman III**

Mr. Cottman has over twenty-five years of experience in the oil and gas industry. Currently, Mr. Cottman has been the President and Founder of Legacy Energy, Inc., a U.S. private oil and gas exploration and production company with assets in Louisiana and California, since 2006.

Mr. Cottman is Vice Chairman of PetroFalcon Corp. (ticker: PFC CN), an oil and gas exploration and production company focused on Venezuela and listed on the Toronto Stock Exchange, since 2006. Mr. Cottman has also served as Chief Financial Officer and Director of PetroFalcon Corporation from 1999 until 2006.

Mr. Cottman is a consultant to Vantage Marketplace, a wholly owned-subsidiary of Goldman Sachs, since 2007, and a private investor in numerous energy ventures.

From 1997 to 2000, Mr. Cottman was Managing Director of Pacific Oil and Gas LLC. Prior to co-founding Pacific Oil and Gas LLC, Mr. Cottman was at Benton Oil & Gas (ticker: HNR) from 1989 to 1997 where he held various senior positions including Vice President of Business Development.

Mr. Cottman has also worked for Sun Exploration & Production Company.

Mr. Cottman holds a BA from Rochester Institute of Technology and an MBA from the University of Rhode Island and is a United States citizen.

Vote Gold

# Director Nominees

**Leonard Toboroff**

Mr. Toboroff has been serving as a director and Vice Chairman of the Board of Allis-Chalmers Energy Inc., a provider of products and services to the oil and gas industry listed on the NYSE (ticker: ALY), since May 1989, and served as Executive Vice President from May 1989 until February 2002.

Concurrently, Mr. Toboroff has been an Executive Director of Corinthian Capital Group, LLC, a private equity fund, since October 2005, a director of Engex Corp., a closed-end mutual fund, and a director of NOVT Corporation, a former developer of advanced medical treatments for coronary and vascular disease, since April 2006.

Mr. Toboroff has also been a director of SP Acquisition Holdings Inc., a blank check company managed by Warren G. Lichtenstein and other officers and directors of Steel Partners II, L.P. and its affiliates, since June 2007.

Mr. Toboroff served as a director and Vice President of Varsity Brands, Inc. (formerly Riddell Sports Inc.), a provider of goods and services to the school spirit industry, from April 1998 until it was sold in September 2003. Mr. Toboroff has previously served as a director of American Bakeries Co., Ameriscribe Corporation and Saratoga Spring Water Co. and has been a practicing attorney continuously since 1961.

Mr. Toboroff is a graduate of Syracuse University and the University of Michigan Law School and is a United States citizen.

Vote Gold

## The Nanes Delorme Partners Nominees Will Take Appropriate Action to Maximize Stockholder Value

# Nanes Delorme Partners' Nominees are Committed to Maximizing Value for All Stockholders

- **If elected, the nominees intend to address the following issues:**
  1. **Evaluate and explore all strategic alternatives:**
     - Creation of an independent special committee to evaluate and explore all strategic alternatives for maximizing stockholder value, including review core asset divestments, alternative listings, mergers and/or the sale of the entire Company
     - Retain a top tier investment bank to assist the independent special committee
     - Discontinuation of further expansion in the North Sea region and refocus VAALCO's efforts and resources on the Company's core assets in Gabon and Angola
     - Strategic review would immediately assess benefits of listing on a foreign exchange where Vaalco would get credit for probable reserves

  2. **Operational and Financial Improvements:**
     - Identify and appoint a qualified COO to strengthen management
     - Take appropriate measures to reduce Company's administrative costs and close the office in Aberdeen (UK) or relocate the headquarters to be on same time horizon as Gabon and Angola
     - Review the drilling plan
     - Significantly increase the modest share buyback program

Vote Gold

# Nanes Delorme Partners' Nominees are Committed to Maximizing Value for All Stockholders

- **If elected, the nominees intend to address the following issues:**
  3. **Implement Corporate Governance Reforms:**
     - Redemption of the Shareholders Rights Plan
     - Elimination of VAALCO's anti-takeover provisions
     - Declassification of the staggered Board and institution of annual elections for all directors
     - Separation of the role of Chairman and CEO
     - Termination of the supermajority voting provisions
     - Requirement for Directors and Officers to own shares in the Company

**Our Nominees are committed to taking proactive steps to maximize value for all stockholders**

Vote Gold

# Summary

- VAALCO has materially underperformed under this Board's leadership
- Most of the current board members choose not to invest in VAALCO shares
- Urgent need to rebuild stockholder value with the improvement of corporate governance and the review of strategic alternatives
- Inaction and misleading statements have further eroded the incumbent directors' credibility
- Replace the incumbent directors with our minority slate composed of three independent, highly qualified individuals
- Our interests are completely aligned with all shareholders

**LET'S PUT AN END TO THE STATUS QUO!**
***Stockholders deserve better***

Vote Gold